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                                                                    EXHIBIT 99.1

PRESS RELEASE
SOURCE: 800 Travel Systems, Inc.
800 TRAVEL SYSTEMS, INC. FILES FOR CHAPTER 11 PROTECTION

TAMPA, Fla.--March 21, 2002--800 Travel Systems, Inc. (Nasdaq:IFLY - news; Nasdaq:IFLYW - news) - announced today that it has filed a voluntary Chapter 11 reorganization petition with the United States Bankruptcy Court for the Middle District of Florida. 800 Travel also announced that, to fund its continuing operations, it will need to secure post petition debtor-in-possession (DIP) financing. To the extent the Company is able to secure such financing, which would be subject to the Bankruptcy Court's approval, it would be used to provide the Company with necessary cash flow during the reorganization process.

Robert B. Morgan, who has served as President, Chief Executive Officer and Chief Financial Officer of 800 Travel since September 22, 2001, stated that the Company has sought the protection of the Court to allow the Company to pursue a reorganization of its business for the benefit of its creditors and equity owners. "The Company's decision to seek judicial reorganization was based on a combination of factors, including the impact on the travel industry of the terrorist attacks and a decline in the Company's liquidity resulting from a substantial decrease in our revenues since the attacks of last September."

Mr. Morgan commented: "We are committed and determined to complete the reorganization as quickly and as smoothly as possible, while taking full advantage of the chance to make a fresh start and reposition 800 Travel for the future. We regret any adverse effect today's action will have on our vendors, business partners and shareholders. After considering a wide range of alternatives, it became clear that this course of action was the only way to resolve the Company's challenging problems. I am confident, subject to our ability to secure adequate and sufficient DIP financing, that we can emerge from this process as a stronger enterprise."

Morgan said: "When I became the Company's Chief Executive Officer in September following the terrorist attacks, I knew there would be significant challenges ahead for the Company. Despite our efforts to reduce costs, including the closing of our San Diego reservation center and reductions in the number of our employees, we were not able to obtain sufficient liquidity to continue, absent today's actions." Since September, 800 Travel has closed one reservation center in San Diego and has substantially reduced the number of its employees. All of the Company's operations are conducted now from its reservation center and corporate headquarters in Tampa, which is expected to remain open, serving customers through the reorganization process.

Mr. Morgan noted: "Even with the general economic and operational downturn, there remains considerable demand for the discounted airfares and the cruises, tours and other travel services offered by 800 Travel. In fact, we continue to receive between 3000 and 5000 telephone calls per day on our 800-LOW-AIRFARE (800-569-2473) and 800-FLY-4-LESS (800-359-4537) reservation lines, which we believe maintains our position as one of the top 25 leisure air travel agencies in the United States." The Company also makes reservations through its internet websites LowAirfare.com, Fly4Less.com and Vuela.com.

Mr. Morgan concluded: "Despite the recent announced termination of commissions to travel agents by several of the major airlines, the Company's call volume and its other intellectual property should provide an attractive opportunity for obtaining the necessary post petition


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financing in order to effectuate and ultimately conclude a successful reorganization."

Forward-looking and cautionary statements

This press release contains statements which may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. This press release may include forward-looking statements that do not refer strictly to historical results or actions, which although believed to be reasonable, are inherently uncertain and difficult to predict. Such statements are subject to certain risks and uncertainties inherent in 800 Travel Systems' business and investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those projected as a result of various factors as set forth from time to time in the Company's filings with the SEC. The Company undertakes no obligation to publicly update or revise the forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.


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Contact:

     800 Travel Systems, Inc., Tampa, FL
     PH: 813-342-3937
     IFLYINFO@800TRAVELSYSTEMS.COM